Exhibit (d)(9)

REDBACK NETWORKS INC.

2007 APPRECIATION RIGHTS PLAN

REDBACK APPRECIATION RIGHTS AGREEMENT

Grant Notice

Redback Networks Inc. (the “Company”) hereby grants you, [                                ] (the “Employee”), a Redback Appreciation Right (an “RAR”) for one or more RAR Units (each, an “RAR Unit”) under the Company’s 2007 Appreciation Rights Plan, as amended from time to time (the “RAR Plan”), the terms of which are hereby incorporated by reference. The effective date of this RAR Agreement, which includes Appendix A attached hereto and incorporated herein (the “Agreement”), is the “Grant Date” set forth below. Subject to the remaining terms of this Agreement and of the RAR Plan, the principal features of this award are as follows:

Employee:

Grant Date:

Base Price per RAR Unit: $

Number of RAR Units:

Payment of the RAR: The RAR will become payable according to the following schedule (the “Payment Schedule”):

This RAR shall become payable over a period of four years as follows: the RAR will become payable on an annual basis with respect to one-fourth (1/4th) of the RAR Units subject thereto on each Payout Date. The “Payout Date” shall mean the date on which the Company pays out the amounts, if any, determined pursuant to the formula set forth in section 3 of the “Terms and Conditions of the Redback Appreciation Rights” attached hereto. The Payout Date shall occur within 2 1/2 months following each one-year anniversary of the Grant Date set forth above over a period of four years, subject to the Employee continuing to be a Service Provider from the date hereof through the Payout Date. In the event Employee takes an unpaid leave of absence, then unless otherwise determined by the Administrator or as otherwise required by applicable laws, their right to receive any payments hereunder shall be tolled by the duration of such unpaid leave of absence.

Unless otherwise defined herein or in Appendix A, capitalized terms herein or in Appendix A shall have the defined meanings ascribed to them in the RAR Plan.

(Signature page follows)

Your signature below indicates your agreement and understanding that this RAR is subject to all of the terms and conditions contained in this Agreement (including Appendix A) and the RAR Plan. PLEASE BE SURE TO READ THE RAR PLAN AS WELL AS ALL OF APPENDIX A, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THIS AGREEMENT.

REDBACK NETWORKS INC.		EMPLOYEE

By:	[ ]	[ ]
Its:	[ ]	Address:

Date: February , 2007		Date: February , 2007

APPENDIX A

TERMS AND CONDITIONS OF REDBACK APPRECIATION RIGHT

1. Grant. The Company hereby grants to the Employee under the RAR Plan an Award for that number of RAR Units set forth on the first page of this Agreement subject to all of the terms and conditions in this Agreement and the RAR Plan.

2. RAR Plan Governs. The Award is granted pursuant to, and the terms of this Agreement are subject to, all terms and provisions of the RAR Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the RAR Plan, the provisions of the RAR Plan will govern.

3. Company’s Obligation to Pay. Each RAR Unit has a value equal to the excess, if any, of the RAR Price on the relevant Determination Date and the Base Price per RAR Unit (set forth on the first page of this Agreement). Unless and until the RAR Units are paid in the manner set forth in paragraph 4, the Employee will have no right to payment of the RAR. Prior to actual payment of any RAR Unit, such RAR Unit will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

4. Payment Schedule. The RAR awarded by this Agreement will be settled according to the Payment Schedule set forth in the Grant Notice, subject to the Employee’s continuing to be a Service Provider through the Payout Dates. Any portion of the RAR which has not become payable prior to the date on which Employee ceases to be a Service Provider will be forfeited and will terminate.

5. Payment. The Company shall make a cash payment (the “RAR Payment”) to the Employee in respect of each RAR Unit pursuant to the Payment Schedule set forth in the Grant Notice. In relation to any payment date, the RAR Payment shall equal to the (A) excess, if any, of the RAR Price on the relevant Determination Date over the Base Price per RAR Unit multiplied by (B) the number of RAR Units becoming payable. The RAR Payment will be reduced by any federal, state and local withholding taxes which the Company is required to withhold from such payment. After the Company has made any required payment pursuant to this paragraph 5 on the applicable Payout Date, the Employee shall have no further right to payment with respect to such settled RAR Units.

6. Rights as Stockholder. Neither the Employee nor any person claiming under or through the Employee will have any of the rights or privileges of a stockholder of the Company in respect of any RAR Units subject to the Award.

7. No Effect on Employment. This Agreement is not an employment contract, and nothing herein shall be deemed to create in any way whatsoever any obligation on the Employee’s part to continue in the service of the Company, or of the Company to continue the Employee’s service with the Company. The Employee’s employment with the Company and its Subsidiaries is on an at-will basis only. The Company or the Subsidiary employing the Employee (as the case may be) will have the right, which is hereby expressly reserved, to terminate or change the terms of the employment of the Employee at any time for any reason whatsoever, with or without good cause.

8. Address for Notices. Any notice to be given under the terms of this Agreement will be addressed to the party at the address shown on the first page of this Agreement, or at such other address as the party may hereafter designate in writing. Any notices provided for in this Agreement or the RAR Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to the Employee, five (5) days after deposit in the United States mail, postage prepaid, addressed to the Employee at the address specified on the first page of this Agreement or at such other address as the Employee may hereafter designate by written notice to the Company.

9. Grant is Not Transferable. The RAR Units may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner.

10. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

11. Administrator Authority. The Administrator will have the power to interpret the RAR Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the RAR Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not the RAR or any portion thereof has vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Employee, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the RAR Plan or this Agreement.

12. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

13. Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

14. Amendment. The Administrator may amend, terminate or revoke this Agreement in any respect to the extent determined necessary or desirable by the Committee in its discretion to comply with the requirements of any applicable laws or regulations or any other reason without obtaining Employee’s consent; provided that subject to Section 11 of the Plan any such amendment shall not adversely impair the Employee’s aggregate economic rights under this Award without his or her consent.

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